Exhibit 99.1

Shuttle Pharma to Participate in the Lytham Partners 2025 Investor Healthcare Summit on January 13, 2025

GAITHERSBURG, Md., January 7, 2025 — Shuttle Pharmaceuticals Holdings, Inc. (Nasdaq: SHPH) (“Shuttle Pharma”), a discovery and development stage specialty pharmaceutical company focused on improving outcomes for cancer patients treated with radiation therapy (RT), today announced that CEO, Anatoly Dritschilo, M.D., will participate in a webcasted fireside chat at the Lytham Partners 2025 Investor Healthcare Summit, taking place virtually on Monday, January 13, 2025.

The fireside chat will take place at 3:30 p.m. Eastern time on Monday, January 13, 2025. The webcast can be accessed by visiting the conference home page at https://lythampartners.com/health2025/ or directly at https://lythampartners.com/health2025/shph. A replay of the fireside chat will also be available through the same links.

1x1 investor meetings will be available after the event upon request by contacting your Lytham representative at 1x1@lythampartners.com.

Dr. Dritschilo will discuss the Company’s plans for 2025. Topics are expected to include the progress being made in its Phase 2 Clinical Trial of Ropidoxuridine for the treatment of patients with glioblastoma. The ongoing trial of the Company’s lead candidate is currently enrolling patients at six nationally recognized cancer centers to treat patients with IDH wild-type, methylation negative glioblastoma, the target of the clinical trial. Further, Dr. Dritschilo is expected to discuss recent developments being made within its Shuttle Diagnostics subsidiary focused on its PC-RAD test for predicting outcomes following radiation therapy for localized prostate cancer, as well as its ligand to the prostate-specific membrane antigen (PSMA) as a potential diagnostic and therapeutic, or theranostic, molecule.

About Shuttle Pharmaceuticals

Founded in 2012 by faculty members of the Georgetown University Medical Center, Shuttle Pharma is a discovery and development stage specialty pharmaceutical company focused on improving the outcomes for cancer patients treated with radiation therapy (RT). Our mission is to improve the lives of cancer patients by developing therapies that are designed to maximize the effectiveness of RT while limiting the side effects of radiation in cancer treatment. Although RT is a proven modality for treating cancers, by developing radiation sensitizers, we aim to increase cancer cure rates, prolong patient survival and improve quality of life when used as a primary treatment or in combination with surgery, chemotherapy and immunotherapy. For more information, please visit our website at www.shuttlepharma.com.

Safe Harbor Statement

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements.” These statements include, but are not limited to, statements concerning the development of our company. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The reader is cautioned not to rely on such forward-looking statements. Such forward-looking statements relate to future events or our future performance. In evaluating these forward-looking statements, you should consider various factors, including our expectations regarding the success and/or completion of our pre-clinical research; our success in completing any newly initiated clinical trials, commence new trials and obtain regulatory approval following such trials; challenges and uncertainties inherent in product research and development; and the uncertainty regarding future commercial success. These and other factors may cause our actual results to differ materially from any forward-looking statements. Forward-looking statements are only predictions and actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including factors discussed in the “Risk Factors” section of Shuttle Pharma’s Annual Report on Form 10-K for the year ended December 31, 2023, as amended, filed with the SEC on September 4, 2024, as well other SEC filings. Any forward-looking statements contained in this press release speak only as of the date hereof and, except as required by federal securities laws, Shuttle Pharmaceuticals specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Shuttle Pharmaceuticals

Anatoly Dritschilo, M.D., CEO

240-403-4212

info@shuttlepharma.com

Investor Contacts

Lytham Partners, LLC

Robert Blum

602-889-9700

shph@lythampartners.com